Schedule 14A.  Information required in proxy statement.

             Schedule 14A Information

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
  1934
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
 .........................................
Laser Technology, Inc.
(Name of Registrant as Specified In Its Charter)
 .........................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                 [LOGO OF LASER TECHNOLOGY, INC. APPEARS HERE]

                             7070 SOUTH TUCSON WAY
                           ENGLEWOOD, COLORADO 80112

                                                               January 20, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Laser Technology, Inc. (the "Company") on Tuesday, February 18, 1997, at 10:00 a.m. local time, at the Denver Marriott South East, Salon 1, located at 6363 East Hampden Avenue, Denver, Colorado 80222.

  Those matters expected to be acted upon at the Meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

  Your participation at this Meeting is very important, regardless of the number of shares you hold. Whether or not you plan to attend the Meeting, please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

  We look forward to seeing you at the Meeting.

                                          Sincerely,

                                          /s/ DAVID WILLIAMS
                                          David Williams
                                          President and Chief Executive
                                           Officer

                            LASER TECHNOLOGY, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD FEBRUARY 18, 1997

To our Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Laser Technology, Inc., an Idaho corporation (the "Company"), will be held on Tuesday, February 18, 1997, at 10:00 a.m. local time, at the Denver Marriott South East, Salon 1, located at 6363 East Hampden Avenue, Denver, Colorado 80222, for the following purposes:

  1. To elect seven directors to serve for the ensuing year or until their successors are duly elected and qualified;

  2. To approve the adoption of an Agreement of Merger whereby the Company will change its state of incorporation from Idaho to Delaware pursuant to a "migratory merger" that will merge the Company into Laser Technology-Delaware, Inc., a newly-formed Delaware corporation that is a wholly-owned subsidiary of the Company.

  3. To ratify the appointment of BDO Seidman, LLP as independent auditors for the Company for the fiscal year ending September 30, 1997; and

  4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

  Only stockholders of record at the close of business on January 20, 1997, are entitled to notice of and to vote at the Meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the Meeting in person. To assure your representation at the Meeting, and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any stockholder attending the Meeting may revoke their proxy and vote their shares in person.

                                          By Order of the Board of Directors

                                          /s/ DAN N. GROTHE
                                          Dan N. Grothe
                                          Secretary

Englewood, Colorado
January 20, 1997

                            LASER TECHNOLOGY, INC.
                             7070 SOUTH TUCSON WAY
                           ENGLEWOOD, COLORADO 80112

                               ----------------
                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of Laser Technology, Inc. (the "Company") to be held on Tuesday, February 18, 1997, at 10:00 a.m. local time, at the Denver Marriott South East, Salon 1, located at 6363 East Hampden Avenue, Denver, Colorado 80222, and at any and all adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see "General." This Proxy Statement is first being mailed to stockholders on or about January 20, 1997, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996.

  Shareholders of record at the close of business on January 20, 1997 will be entitled to vote on all matters. On the record date the Company had 4,999,433 shares of the Company's Common Stock (the "Common Stock") outstanding. The holders of the Company Common Stock are entitled to one vote per share. The Company has no class of voting securities outstanding other than the Company Common Stock.

  A majority of the issued and outstanding shares of the Company Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. In the election of directors (Proposal One), that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the board of directors. Adoption of Proposal Two will require the affirmative vote of the holders of a majority of the shares outstanding. Adoption of Proposal Three will require the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter. The failure to return a properly executed proxy card or to vote in person ("abstention") at the Annual Meeting will have the same effect as a vote against Proposal Two but will have no effect on Proposals One and Three. Proxies received and marked "Abstain" as to any proposal will be counted in determining a quorum. Such proxies will have the same effect as a vote against Proposals Two and Three but will have no effect on Proposal One. Similarly, "broker non-votes" (referring to instances where a broker or other nominee physically indicates on the proxy that, because it has not received instructions from beneficial owners, it does not have discretionary authority as to certain shares of Company Common Stock to vote on the proposal) will have the same effect as a vote against Proposals Two and Three but will have no effect on Proposal One.

  The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.

  Shareholders who do not vote in favor of the Merger described under Item 2 "Merger into Delaware Company" on page 12 have the right to obtain payment in cash of the fair value of their shares. Upon approval of the Merger, the Company will give to each shareholder who did not vote in favor of the Merger written notice containing instructions with respect to a demand for payment. Shareholders who vote in favor of the Merger lose the right to obtain payment for their shares. See "Merger into Delaware Company--Right to Dissent and Appraisal Rights of Shareholders Objecting to the Proposed Merger" on page 19 of this Proxy Statement.

  Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

                         ITEM 1. ELECTION OF DIRECTORS

  Pursuant to the provisions of the Company's Articles of Incorporation and By-Laws, the Board of Directors is to consist of at least three directors and a maximum of nine directors. Presently, the number of directors in office is seven.

  At the Meeting, seven directors will be nominated to be elected to the Board of Directors, each director to hold office for one year or until their successors are elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the seven nominees named below, all of which are currently directors of the Company. In the event any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director.

  The following persons, all of which are incumbent directors, are being nominated for election to the Company's Board of Directors:

   NOMINEE FOR ELECTION TO THE OFFICE OF DIRECTOR AT THE 1997 ANNUAL MEETING

                                         DIRECTOR
NOMINEE                              AGE  SINCE   POSITION WITH THE COMPANY
-------                              --- -------- ------------------------------
David Williams......................  41   1986   President, C.E.O. and Director
Jeremy G. Dunne.....................  39   1986   Vice President and Director
Dan N. Grothe.......................  59   1992   Secretary and Director
William Carr........................  57   1994   Director
H. DeWorth Williams.................  61   1994   Director
F. James Lynch......................  67   1995   Director
Richard B. Sayford..................  65   1995   Director

                 BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEES

  David Williams. Mr. Williams has been employed by the Company since January 1986. He served as Vice President of marketing and finance prior to becoming President and Chief Executive Officer in December 1986. From 1983 to 1985, Mr. Williams was a financial consultant with Williams Investments Company, a financial consulting and venture capital firm. From 1981 to 1983, Mr. Williams was a financial officer and consultant for Valley Care, Inc., a health care provider. Mr. Williams is a 1981 graduate from the University of Utah with a B.S. Degree in Finance.

  Jeremy G. Dunne. Mr. Dunne has been employed by the Company since 1986. From 1981 to 1986, Mr. Dunne was a chief engineer for Hydrographic Services, International in Southbrough Kent, England, a company that performs software and system design for the hydrographic surveying industry. From 1980 to 1981, Mr. Dunne was an electrical engineering technician with Plessy Marine, Ltd. in Ilford Essex, England, a manufacturer of electronic instrumentation. Mr. Dunne earned a B.A. Degree in Electrical Engineering from the University of Cambridge, Cambridge, England.

  Dan N. Grothe. In May 1993, Mr. Grothe became a full time employee of the Company directing certain activities focused on improving marketing to federal and municipal government agencies. Mr. Grothe also serves as President of the Company's wholly-owned subsidiary, Laser Communications, Inc., heading marketing efforts of the Company's DAS100 Ship Docking Aid Systems. From 1989 to May 1993, Mr. Grothe was self employed as a financial advisor to corporations doing business with governmental entities. From 1987 to 1989, Mr. Grothe was a Vice President at Hanifen Imhoff, Inc., Denver, Colorado, working primarily as a tax-exempt bond underwriter.

  William Carr. For thirty years and until his retirement in January 1994, Mr. Carr was with the Northern Division of the United States Forest Service having responsibility for the region's timber sale valuation and measurement programs. During the past twenty years, Mr. Carr has chaired national forestry committees and has been the recipient of the Regional Foresters Management Effectiveness and Improvements Honor Award, and USDA Award for Distinguished Service. Mr. Carr holds a M.S. Degree in Forestry from the University of Montana.

  H. DeWorth Williams. Mr. Williams is the owner of Williams Investment Company and has been a financial consultant for more than twenty years. During this time, Mr. Williams has been instrumental in facilitating and completing several mergers, acquisitions, business consolidations and underwritings. Mr. Williams is the brother of the Company's President, David Williams.

  F. James Lynch. From 1976 to 1994 Mr. Lynch was Chairman and CEO of Electromedics, Inc. Electromedics, Inc. was acquired by Medtronic in April 1994. Electromedics designed, manufactured and marketed blood management equipment for use in cardiovascular, orthopedic and other medium/high blood loss surgeries. In 1995, Mr. Lynch organized FJL Venture Group which works with high technology start-up companies. Mr. Lynch also serves as Managing Partner of Kerr Vehicle Resources LLC and is a Board member and Treasurer of St. Joseph Hospital Foundation located in Denver, Colorado.

  Richard B. Sayford. Since 1979, Mr. Sayford has been the President of Strategic Enterprises, Inc., a privately held consulting firm specializing in consulting with high technology companies and venture firms. Since 1980, Mr. Sayford has served as a member of the Board of Directors of MCI Communications Company. Mr. Sayford also serves on the Boards of VISX, a manufacturer of laser vision correction systems in Santa Clara, California and also serves on the Board of Medtrac Technologies, a medical devices manufacturer in Denver, Colorado. Mr. Sayford holds an MBA degree from the Harvard Business School.

  The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

          INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

  All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company has not directly compensated its directors for service on the Board of Directors or any committee thereof, although directors are eligible to receive grants of options under the Company's incentive plans. Any non-employee director of the Company is reimbursed for expenses incurred for attendance at meetings of the Board of Directors and any committee of the Board of Directors. Each executive officer of the Company serves at the discretion of the Board of Directors.

  The Board of Directors has established the following committees and retains the authority to establish additional committees from time to time:

  The Audit Committee recommends the Company's independent certified public accountants, reviews the annual audit and interim financial reports of the Company, and reviews audit and any nonaudit fees paid to the Company's independent certified public accountants. The Audit Committee reports its findings and recommendations to the Board of Directors for ratification. During the last fiscal year, the members of the Audit Committee were Dan N. Grothe, William Carr, F. James Lynch and Richard B. Sayford, and the committee held two meetings.

  The Compensation Committee supervises the Company's compensation policies, administers employee incentive plans, reviews and approves officers' salaries, and recommends to the Board of Directors such other forms of remuneration as it deems appropriate. During the last fiscal year, members of the Compensation Committee were H. DeWorth Williams, F. James Lynch and William Carr. The Compensation Committee did not meet during the Fiscal Year.

  During the Company's fiscal year ended September 30, 1996, there were five meetings of the Board of Directors. Attendance at the meetings averaged 100% in 1996, and each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board and any Committee of which he is a member.

  The Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board of Directors will consider nominees recommended by stockholders who submit a notice of nomination to the Company at least 60 but not more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such notice shall contain appropriate data with respect to the suggested candidate in order to make an informed decision as to the qualifications of the person.

  Set forth below is certain information regarding the executive officer of the Company who does not serve on the Board of Directors.

  Pamela Sevy, age 31, has been employed by the Company since August 1987 and has served as Treasurer and Chief Financial Officer of the Company since September 1992. Previously, she held the position of Company Controller. From 1985 to 1987, Ms. Sevy conducted accounting operations for E.O.C., a Denver based, four store retail optical outlet. From 1981 to 1985, she worked with PTI, an Englewood, Colorado company specializing in corporate accounting and administrative assistance.

                            EXECUTIVE COMPENSATION

  The following table sets forth a summary of cash and non-cash compensation for each of the last three fiscal years ended September 30, 1996, 1995 and 1994, with respect to the Company's Chief Executive Officer. No executive officer of the Company has earned a salary greater than $100,000 annually for any of the periods depicted.

                          SUMMARY COMPENSATION TABLE

                                                      OTHER ANNUAL  ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR SALARY   BONUS  COMPENSATION COMPENSATION
---------------------------      ---- ------- ------- ------------ ------------
David Williams,................. 1996 $84,600 $   --    $   --       $   --
 President, C.E.O.(1)            1995  75,675     --        --           --
                                 1994  72,000     --        --           --

  The preceding table does not include any amounts for noncash compensation, including personal benefits, paid to David Williams. The Company believes that the value of such noncash benefits and compensation paid to David Williams during the periods presented did not exceed the lesser of $50,000 or 10% of the cash compensation reported for him.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUES

                                          NUMBER OF SECURITIES     VALUE OF
                                         UNDERLYING UNEXERCISED   UNEXERCISED
                                         OPTIONS/SARS AT FISCAL  IN-THE-MONEY
                                                YEAR END        FISCAL YEAR END
                                              EXERCISABLE/       EXERCISABLE/
      NAME AND PRINCIPAL POSITION            UNEXERCISABLE       UNEXERCISABLE
      ---------------------------        ---------------------- ---------------
David Williams..........................         45,500             $14,105
 President, C.E.O. (1)                           22,750               7,052

--------
(1) On June 3, 1994, the Company granted options to purchase 68,250 shares of the Company's common stock to David Williams, President and CEO, pursuant to the Company's Equity Incentive Plan. The options are non-transferable and vest annually in three equal installments over a three year period.

EMPLOYMENT AGREEMENTS

  Since July 1992, the Company has had employment agreements with David Williams and Jeremy G. Dunne, pursuant to which they receive annual base salaries subject to increases at the discretion of the Board of Directors. Each employment agreement prohibits the employee from directly or indirectly competing with the Company during and for a period of three years following termination of his employment.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's outstanding Common Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that for the fiscal year ended September 30, 1996, all
Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners were complied with.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of January 20, 1997, the number of shares and the percentage ownership of record and/or beneficially owned by each person who serves as a director of the Company and by all directors, nominees, and executive officers of the Company as a group. Unless otherwise indicated, the Company has been advised that each of the named persons has sole voting power and sole dispositive power with respect to the shares indicated.

                                  NUMBER OF SHARES BENEFICIALLY   PERCENT OF
NAME OF BENEFICIAL OWNER          OWNED AS OF JANUARY 20, 1997  COMMON STOCK(1)
------------------------          ----------------------------- ---------------
David Williams(2)................             391,936                 7.5%
Jeremy G. Dunne(3)...............             390,750                 7.5%
Dan N. Grothe(4).................              32,000                 .61%
William Carr(5)..................              24,500                 .47%
F. James Lynch(6)................              22,000                 .42%
Richard B. Sayford(7)............              14,000                 .27%
H. DeWorth Williams(8)...........             569,157                10.8%
All Officers and Directors as a
Group (8 persons)(9).............           1,711,343                34.5%

--------
(1) As of January 20, 1997, there were 4,999,433 shares of the Company's Common Stock outstanding. Additionally, certain officers and directors hold options to purchase 153,500 shares of the Company's Common Stock which are currently exercisable. Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of January 20, 1997, and assumes the exercise of options held by such person (but not by anyone else) exercisable within sixty days.

(2) Includes 45,500 shares which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.

(3) Includes 45,500 shares which may be acquired by Mr. Dunne pursuant to the exercise of stock options exercisable within sixty days.

(4) Includes 22,000 shares which may be acquired by Mr. Grothe pursuant to the exercise of stock options exercisable within sixty days.

(5) Includes 20,000 shares which may be acquired by Mr. Carr pursuant to the exercise of stock options exercisable within sixty days.

(6) Includes 20,000 shares which may be acquired by Mr. Lynch pursuant to the exercise of stock options exercisable within sixty days.

(7) Includes 10,000 shares which may be acquired by Mr. Sayford pursuant to the exercise of stock options exercisable within sixty days.

(8) Includes 20,000 shares which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.

(9) Includes 267,000 shares which may be acquired by the Company's officers or directors within sixty days pursuant to the exercise of stock options at various prices.

                     ITEM 2. MERGER INTO DELAWARE COMPANY

GENERAL

  The Board of Directors has recommended the adoption of the Agreement and Plan of Merger attached to the Proxy Statement as Attachment A, pursuant to which the Company will be merged (the "Merger"), into Laser Technology, Inc., a Delaware corporation (the "Delaware Company"). Under the terms of the Merger, each outstanding share of the Company's Common Stock, no par value, will be converted into one share of the Delaware Company's Common Stock, $.01 par value per share.

  The principal purposes of the Merger are (i) to change the place of incorporation of the Company from Idaho to Delaware and (ii) to adopt certain changes to the Company's charter documents. The Merger would not involve any change in the business, properties, management or capital structure of the Company. Upon the effective date of the Merger, the Delaware Company will be the continuing corporation and will own all of the assets and will be responsible for all of the liabilities of the Company. The Delaware Company will continue the Company's business under the name Laser Technology, Inc., and the Idaho corporation will cease to exist.

  For many years the State of Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations have been initially incorporated in Delaware or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the Delaware General Corporation Law ("DGCL") and establishing public policies with respect to corporations incorporated in Delaware. Consequently, Delaware corporation law is comparatively well known and understood. It is anticipated that, as in the past, Delaware corporation law will continue to be interpreted and explained in a number of significant court decisions. Shareholders should be aware, however, that Delaware law has been publicly criticized on the grounds that it does not afford minority shareholders all the same substantive rights and protections that are available under the laws of a number of other states (including Idaho) and that, as a result of the proposed Merger, the rights of shareholders will change in a number of important respects. In addition, Delaware law does not provide for the equivalent of Idaho's Control Share Acquisition Law, designed to protect Idaho corporations from certain take-over attempts. The Board of Directors believes that the advantages of the Merger to the Company and its shareholders outweigh its possible disadvantages.

  The Company's charter documents are proposed to be amended to authorize a class of preferred stock, and to adopt certain anti-takeover provisions. The Preferred Stock may be used in acquisitions or to obtain financing. The issuance of preferred stock and the anti-takeover provisions may have the effect of delaying, deferring or preventing a change in control of the Company without any action by the stockholders. The Company believes such protection is important in order to promote the longer term stability of the Company. The Company is not aware of any current efforts by any person to take control of the Company.

RESULTS OF THE CHANGE TO DELAWARE

  Summarized below are the principal differences between the Idaho Business Corporations Act ("IBCA") and the DGCL which may affect the interests of shareholders. This summary does not purport to be a complete statement of the differences between the IBCA and the DGCL and related laws affecting shareholders' rights, and the summary is qualified in its entirety by reference to the provisions of these laws. Shareholders of the Company are advised to consult with their own legal counsel regarding all such matters.

 Control Share Acquisition: Idaho's Control Share Acquisition Law defines a control acquisition as one involving the acquisition of 20 percent or more of the voting stock of an "issuing public corporation." An issuing public corporation is a corporation which has more than 50 shareholders and is either incorporated under the laws of Idaho or (i) has a place of business or its principal executive office located in Idaho, (ii) owns or controls assets located within Idaho that have a fair market value of at least $1,000,000, (iii) has more than 250 employees residing in Idaho, and (iv) has either (X) more than 10% of its shareholders resident in Idaho, or (Y) more than 10% of its shares owned of record by Idaho residents. An entity which acquires control shares (i.e., the right to vote more than 10% of the voting power of the corporation in the election of directors) must obtain the approval of 66 2/3% of the outstanding disinterested shares (i.e., of the shares neither controlled by management nor the acquiror) in order to have the right to vote them. Delaware does not have a similar statute.

  Business Combination: Idaho's Business Combination Law generally prohibits an issuing public corporation (as defined above) from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, or (ii) on or after such date the business combination is approved by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder. After three years have elapsed, a business combination in lieu of the vote of disinterested shareholders can be effectuated in the normal fashion if it meets certain fair pricing provisions. A "business combination" generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation.

  Delaware law generally prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder. A "business combination" generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation's voting stock within three years.

  Appraisal Rights: Idaho law provides shareholders with appraisal rights in more situations than does Delaware law. Under Idaho law, a shareholder may be entitled to appraisal when the shareholders vote (1) to merge or consolidate with other corporations, or (2) to sell or exchange all or substantially all of its property and assets. Delaware, for example, does, not permit appraisal rights in the event of certain mergers for the shares of any class or series which are listed on a national stock exchange or which are held of record by more than two thousand shareholders.

  Loans to Directors: Under Idaho law, loans to directors are generally prohibited unless approved by a majority of shareholders. Delaware law permits loans to directors if approved by the Board of Directors; shareholder approval is not required.

  Employee Stock Options: Idaho law forbids Idaho corporations to grant stock options to directors, officers or employees unless shareholder approval is obtained. Delaware law permits the grant of such options upon Board approval.

  Special Meetings of Shareholders: Idaho law allows a special meeting of shareholders to be called by 1/5 of the shares entitled to vote thereon. Delaware law allows a corporation to determine the number of shares needed to call a special meeting.

  Action by Shareholders without Meeting: Under Idaho law, shareholders' actions taken without a meeting require unanimous consent. Delaware law permits any such action to be taken by majority vote, provided that written notice is sent to the other shareholders informing them of the actions taken. However, the Delaware Company's Certificate of Incorporation prohibits action by written consent of stockholders.

SUMMARY OF PROVISIONS OF THE DELAWARE COMPANY'S CHARTER DOCUMENTS

  In addition to the changes in shareholders' rights resulting in the change from Idaho law to Delaware law, the Delaware Company's Certificate of Incorporation and By-laws contain certain differences from the Company's Articles of Incorporation. This summary does not purport to be a complete statement of the differences between the Company's Articles of Incorporation and the Delaware Company's Certificate of Incorporation, and the summary is qualified in its entirety by reference to the provisions of these documents. Shareholders of the Company are advised to consult with their own legal counsel regarding all such matters.

  The Company's current Articles of Incorporation authorize 25,000,000 shares of Common Stock, of which 4,999,433 shares were outstanding as of January 20, 1997.

  After the Merger, the Delaware Company's Certificate of Incorporation will authorize (i) 25,000,000 shares of Common Stock, of which 4,999,433 will be outstanding immediately following the effective date of the merger, and (ii) 2,000,000 shares of Preferred Stock, of which none will be outstanding.

  The issuance of preferred stock could affect the rights of holders of the Company's Common Stock The Board of Directors is authorized, without any further action by the stockholders, to determine the voting rights, dividend rights, dividend rates, liquidation preferences, redemption provisions, sinking fund terms, conversion or exchange rights and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including economic rights senior to the Common Stock, so that the issuance of such preferred stock could adversely affect the market value of the Common Stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of the Company without any action by the stockholders. The Company has no current plans to issue any preferred stock.

  Certain provisions of the Delaware Company's Certificate of Incorporation and Bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

  The Delaware Company's Certificate of Incorporation or Bylaws provide (i) that directors can be removed from office only for cause and only with the approval of 80% of the votes of outstanding shares of stock entitled to vote in the election of directors ("Voting Power"), (ii) that vacancies on the Board of Directors may be filled only by the remaining directors, (iii) that any action required or permitted to be taken by the stockholders of the Delaware Company may be effected only at an annual or special meeting of stockholders, and not by written consent of the stockholders, (iv) that special meetings of the Delaware Company's stockholders generally can be called only by the Board of Directors, (v) that the stockholders of the Delaware Company may adopt, amend or repeal Bylaws only with the approval of holders of at least 80% of the Voting Power, and (vi) for an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or a Committee of the Board of Directors, of candidates for election as directors as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director or raise business at such meetings must be received by the Delaware Company not less than 30 nor more than 60 days before the meeting, and must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal. The affirmative vote of the holders of at least 80% of the Voting Power is required to amend or repeal, or adopt any provision inconsistent with, the provisions described in this paragraph or to provide for cumulative voting.

  The Company's current Articles of Incorporation or bylaws or applicable Idaho law (i) provide for removal of directors with or without cause by a majority vote of the shareholders; (ii) permit shareholders to fill vacancies on the Board; (iii) permit action by written consent of the shareholders (although such action must be unanimous); (iv) provide that a special meeting may be called by the Board of Directors or the holders of shares entitled to cast at least 1/5 of the votes at such meeting; (v) permit the bylaws to be amended by the shareholders by a vote of the majority of the shares represented at a meeting and entitled to vote on the matter, and (vi) do not restrict the ability of the shareholders to nominate directors at shareholders meetings.

  The foregoing objectives will be accomplished through a "migratory merger", some of the principal features of which are as follows.

    (1) The Company will be merged into the Delaware Company, which will be the survivor of the Merger.

    (2) Subject to the applicable provisions regarding appraisal rights of the Company's shareholders who file a written objection to the Merger, each share of the Company's Common Stock issued and outstanding on the effective date of the Merger will automatically become one share of Common Stock of the Delaware Company.

    (3) For Federal income tax purposes, no gain or loss will be recognized by the Company's shareholders, except those who exercise their appraisal rights.

    (4) The Delaware Company will succeed to the business of the Company, and the shareholders of the Company will become shareholders of the Delaware Company.

    (5) The Merger is not intended to effect any change in the business, property, management or capitalization of the Company.

    (6) The rights of the Company's shareholders, who upon consummation of the Merger will become shareholders of the Delaware Company, will be governed by the laws of the State of Delaware and by the terms and provisions of the Certificate of Incorporation and By-laws of the Delaware Company.

    (7) The officers and Directors serving the Company on the Effective Date of the Merger will thereupon hold the same offices with the Delaware Company.

  Shareholders have the right to dissent from the Merger and to demand and receive appraisal rights for their shares of Common Stock in the Company by complying with the requirements of Section 30-1-81 of the Idaho Business Corporation Act. See "Right to Dissent and Appraisal Rights of Shareholders Objecting to the Proposed Merger".

  The discussion contained in this Proxy Statement is qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is attached hereto as Attachment A, and to the Certificate of Incorporation of the Delaware Company, a copy of which is attached hereto as Attachment B.

THE MERGER

  It is presently anticipated that the date on which the Merger will be consummated (the "Effective Date of the Merger") will be February 18, 1997 or as soon thereafter as practicable. However, the Board of Directors of the Company has reserved the right to abandon the Merger prior to the Effective Date of the Merger. See "Termination."

  Upon the Effective Date of the Merger each share of Common Stock of the Company will be converted automatically into one share of Common Stock of the Delaware Company and thereafter the outstanding certificates for shares of the Company's Common Stock will represent the same number of shares of Common Stock of the Delaware Company. The Company will obtain a new CUSIP number for shares of Common Stock authorized after the Effective Date of the Merger; however, the Company's existing stock certificates will be deemed to represent the same number of the Delaware Company's shares as were represented by the existing stock certificates prior to the Merger and IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR NEW STOCK CERTIFICATES. Following the Merger, previously outstanding stock certificates will constitute "good delivery" in connection with sales through a broker, or otherwise, of shares of the Delaware Company. The Delaware Company Common Stock will be listed on the American Stock Exchange as the Common Stock of the Company is presently listed.

  Pursuant to the Merger Agreement, each option or right to purchase a share of the Company's Common Stock outstanding immediately prior to the effective time of the Merger will become an option or right to purchase a share of the Delaware Company's Common Stock upon the same terms and conditions as existed immediately prior to the effective time of the Merger. Future options and rights, if any, granted under the Company's option plans or otherwise will be for shares of the Delaware Company's Common Stock.

FEDERAL TAX CONSEQUENCES

  The following material is based on discussions with counsel. No opinion of counsel has been obtained. Shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

  The Merger will constitute a reorganization under Section 368(a)(1) of the Code. For federal income tax purposes, no gain or loss will be recognized by the shareholders (other than shareholders who exercise their appraisal rights) of the Company on the automatic conversion of their shares of the Company into shares of the Delaware Company as a result of the Merger. Each shareholder (other than objecting shareholders) will have a basis in shares of the Delaware Company equal to his basis in his shares of the Company immediately prior to the Effective Date of the Merger and his holding period of shares of the Delaware Company will include the period during which he held the corresponding shares of the Company provided such shares were held by him as a capital asset on the Effective Date of the Merger. No gain or loss will be recognized by the Company or by the Delaware Company as a result of the Merger.

  The receipt of cash in exchange for their shares by objecting shareholders will be a taxable event to such shareholders. Each shareholder is advised to consult his attorney or tax advisor as to the Federal, state or local tax consequences of the proposed Merger in view of his individual circumstances.

CAPITAL STOCK OF THE DELAWARE COMPANY

 Common Stock

  The Common Stock of the Delaware Company is identical to that of the Company. Holders of the Common Stock vote as one class on all matters, including the election of directors, to be voted on by the Delaware Company's stockholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so.

  Holders of the Common Stock are entitled to receive ratably such dividends, if any, as are declared by the Delaware Company's Board of Directors out of funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the Delaware Company, holders of Common Stock are entitled to share ratably in all assets available for distribution to holders of common stock. Holders of the Common Stock have no preemptive rights. The shares of Common Stock to be issued as Merger Consideration will be, when issued as set forth in this Proxy Statement, validly issued, fully paid and nonassessable.

  The Delaware Company has appointed Continental Stock Transfer & Trust Co. as the transfer agent and registrar for its Common Stock. Continental Stock Transfer & Trust Co. is presently the transfer agent for the Company.

PREFERRED STOCK

  The Delaware Company is authorized to issue 2,000,000 shares of Preferred Stock. The Company is not authorized to issue Preferred Stock. The Board of Directors of the Delaware Company is authorized, without any further action by the stockholders, to determine the voting rights, dividend rights, dividend rates, liquidation preferences, redemption provisions, sinking fund terms, conversion or exchange rights and other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock and the number of shares constituting any such series. In addition, such preferred stock could have other rights, including economic rights senior to the Common Stock, so that the issuance of such preferred stock could adversely affect the market value of the Common Stock. The issuance of preferred stock may also have the effect of delaying, deferring or preventing a change in control of the Delaware Company without any action by the stockholders. The Preferred Stock may be used in acquisitions or to obtain financing. The Delaware Company has no current plans to issue any preferred stock.

RIGHT TO DISSENT AND APPRAISAL RIGHTS OF SHAREHOLDERS OBJECTING TO THE PROPOSED MERGER

  Under Section 30-1-80 of the Idaho Business Corporation Act ("IBCA"), shareholders who object to the Merger, have the right to obtain payment for their shares. Section 30-1-81 of the IBCA sets forth the procedures for demanding such payment. Any shareholder of the Company who does not vote in favor of the Merger may, if the Merger is consummated, obtain payment in cash of the fair value of his shares by complying with the requirements of Section 30-1-81 of the IBCA. Shareholders who vote in favor of the Merger lose the right to obtain payment for their shares. Upon approval of the Merger, the Company must give written notice of such authorization to each shareholder who did not vote in favor of the Merger. The notice will: (a) state where and when the demand for payment must be sent and where stock certificates are to be deposited, (b) inform the shareholders of the restrictions, if any, on the transfer of shares, (c) supply a form for demanding payment, and (d) be accompanied by a copy of Sections 30-1-80 and 30-1-81 of the IBCA. Shareholders who fail to demand payment or deposit their shares in accordance with the notice, will have no rights to receive payment. Immediately upon consummation of the Merger, the Company must remit to the dissenting shareholders the fair value of their shares. Such remittance must be accompanied by the Company's most recent audited financial statements, a statement of the Company's estimate of fair value and a notice of the right to demand supplemental payment. Within 30 days after the remittance, the shareholder may send to the Company his own estimate of his shares. Within 60 days after the notice for supplemental payment has been received by the Company, it shall either settle with such shareholder or file a petition in the district court of Ada County, Idaho, for a determination of the fair value of the shares. A copy of such petition must be served on each dissenter whose demand has not been settled. Expenses in connection with any court proceedings are generally borne by the Company except to the extent that the court may deem equitable.

  The foregoing summary does not purport to be a complete statement of the provisions of Sections 30-1-80 and 30-1-81 of the IBCA and is qualified in its entirety by reference to the relevant portions of such Sections copies of which are attached hereto as Attachment C.

  A dissenting shareholder who receives payment for his shares upon exercise of his right of appraisal will, subject to the provisions of Section 302(b) of the Internal Revenue Code, recognize gain or loss for Federal income tax purposes, measured by the difference between the basis for his shares and the amount of payment received.

TERMINATION

  The Agreement and Plan of Merger provides that the Board of Directors may terminate and cancel the same at any time prior to the Effective Date of the Merger, either before or after submission of the Merger to a vote of shareholders. The Board of Directors intends to terminate the Agreement and Plan of Merger if stockholders holding more than 5% of the Company Common Stock exercise dissenters' rights and may consider termination if the total number of dissenting shares is less than 5%.

AGREEMENT AND PLAN OF MERGER AND CHARTER DOCUMENTS ARE ATTACHED AS ATTACHMENTS

  Stockholders are urged to read the Agreement and Plan of Merger and the Certificate of Incorporation of the Delaware Company, the text of which are attached as Attachments A and B to this Proxy Statement, respectively.

APPROVAL REQUIRED

  The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed Merger. Officers and directors of the Company owning in the aggregate approximately 34.5% of the outstanding shares entitled to vote have indicated that they intend to vote for the proposed amendments. The Board of Directors of the Company recommends approval of the Merger.

          ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to ratification by the stockholders at the Meeting, the Board of Directors has appointed BDO Seidman, LLP ("BDO Seidman") as independent auditors for the fiscal year ending September 30, 1997 and until their successors are selected. BDO Seidman served as auditors of the consolidated financial statements of the Company for the fiscal years ended September 30, 1993, 1994 and 1995. A representative of BDO Seidman will be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

  The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required to approve the appointment of BDO Seidman as independent public accountants.

  The Board of Directors recommends that the stockholders vote FOR ratification of the selection of BDO Seidman, LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1997.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matter to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

                        ANNUAL REPORTS TO STOCKHOLDERS

  The Company's Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 1996, accompanies this Proxy Statement.

                            STOCKHOLDERS' PROPOSALS

  It is anticipated that the Company's fiscal 1997 Annual Meeting of Stockholders will be held on or about February 15, 1998. Stockholders who intend to present proposals at such Annual Meeting must submit their proposals to the Secretary of the Company on or before September 15, 1997.

                                    GENERAL

  The costs of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of the Company (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. The Company will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of the Company's Common Stock.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes their shares of Common Stock in person at the Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, Dan N. Grothe, at Laser Technology, Inc., 7070 Tucson Way, Englewood, Colorado 80112.

  Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                          By Order of the Board of Directors

                                          /s/ DAN N. GROTHE
                                          Dan N. Grothe
                                          Secretary

Englewood, Colorado
January 20, 1997

                              LIST OF ATTACHMENTS

Attachment A Agreement and Plan of Merger
Attachment B Certificate of Incorporation of the Delaware Company
Attachment C Appraisal Rights Provisions

                                 ATTACHMENT A

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER is by and between Laser Technology, Inc., an Idaho corporation (herein sometimes called the "Idaho Corporation") and Laser Technology, Inc., a Delaware corporation (herein sometimes called the "Delaware Corporation").

                             W I T N E S S E T H :

  WHEREAS, the Idaho Corporation was incorporated by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Idaho on September 19, 1950; the total number of shares which it is authorized to issue is 25,000,000 shares of common stock, $.01 par value ("Common Stock"); and the total number of shares which are issued and outstanding is 4,999,433 shares of Common Stock;

  WHEREAS, the Delaware corporation was incorporated on              , 19
under the provisions of the General Corporation Law of the State of Delaware; its registered office in Delaware is in the City of Dover, County of Kent; the total number of shares which it is authorized to issue is 25,000,000 Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share; and no shares have been issued; and

  WHEREAS, the laws of the State of Delaware and Idaho permit the merger of said corporations (herein sometimes called the "constituent corporations") into a single corporation; and

  WHEREAS, it is deemed advisable by the Board of Directors of each of the constituent corporations that the Delaware corporation merge the Idaho corporation into the Delaware corporation;

  NOW, THEREFORE, it is agreed as follows:

  1. The Idaho corporation as of the Effective Date shall be and hereby is merged (the "Merger") pursuant to Section 252 of the General corporation Law of the State of Delaware into the Delaware corporation. The Delaware corporation shall be the surviving corporation and it shall continue and shall be deemed to continue for all purposes whatsoever after the merger with and into itself of the Idaho corporation. For convenience, the Delaware corporation, as it shall exist as the surviving corporation after such merger, is hereinafter referred to as the "corporation".

  2. The Merger shall become effective when this Agreement has been adopted by the Idaho corporation and by the Delaware corporation and appropriate documentation has been prepared and filed in accordance with the laws of the States of Idaho and Delaware. For operational, accounting and bookkeeping purposes, the time when the Merger shall become effective is referred to herein as the "Effective Date" which shall be the date fixed in accordance with the laws of and the documentation filed with the state of incorporation of the Surviving Corporation.

  3. After the Effective Date, the corporation shall be governed by the laws of the State of Delaware and its name shall continue to be Laser Technology, Inc. The present Certificate of Incorporation of the Delaware corporation shall continue to be the Certificate of Incorporation of the surviving corporation. The present By- Laws of the Delaware corporation shall be and remain the By-Laws of the surviving corporation. The directors and officers of the Idaho Corporation immediately prior to the Effective Date shall be the directors of the surviving corporation upon the Effective Date.

  4. Each share of Common Stock of the Idaho Corporation shall be converted into one share of Common Stock of the surviving corporation. Each option to purchase a share of Common Stock of the Idaho Corporation shall be converted into an option to purchase one share of Common Stock of the surviving corporation.

  5. Upon the Effective Date, the outstanding certificates for shares of the Idaho Corporation's Common Stock will, until replaced by the surviving corporation, represent the same number of shares of Common Stock of the surviving corporation.

  6. This Agreement may be terminated and abandoned by action of the Board of Directors of the Idaho corporation or the Delaware corporation at any time prior to the Effective Date, for any reason whatsoever.

  7. This Agreement, upon its being authorized, adopted, approved, signed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and filed in the office of the Secretary of State of the State of Delaware, shall take effect and shall thereupon be deemed and taken to be the Agreement and act of merger and consolidation of the constituent corporations; and the organization and separate corporate existence of the Idaho corporation, except in so far as it may be continued by statute, shall cease. The point of time at which the constituent corporations shall become a single corporation shall be the Effective Date.

  8. Upon the Effective Date all and singular, the rights, capacity, privileges, powers, franchises and authority of each of the constituent corporations, and all property real, personal and mixed, and all debts, obligations and liabilities, due to each of the constituent corporations on whatever account as well as for subscriptions for shares as for all other things, belonging to each of the constituent corporations shall be vested in the surviving corporation; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectually the property of the surviving corporation as though they were the property of the several and respective constituent corporations, and shall not revert or be in any way impaired by reason of the Merger; provided however, that all rights of the creditors of the constituent corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of the respective constituent corporations shall thenceforth be attached to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the surviving corporation.

  9. Each constituent corporation agrees that from time to time as when it shall be requested by the surviving corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such other instruments and will take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and to confirm to the surviving corporation title to all of the property, capacity, privileges, powers, franchises, authority, and immunities of the constituent corporation and otherwise to carry out the intent and purposes of this Agreement.

  10. The surviving corporation agrees that it may be served with process in the State of Delaware or in the State of Idaho, in any proceeding for enforcement of any obligation of the Idaho corporation as well as for enforcement of any obligation of the corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceeding pursuant to Section 30-1-80 of the Idaho Business Corporation Act and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent in Delaware and the Secretary of State of the State of Idaho as its agent in Idaho to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware shall be c/o The Prentice-Hall Corporation System, Inc., 32 Lookerman Square, Suite L-100, Dover, Delaware 19901, and by the Secretary of State of the State of Idaho shall be 7070 South Tucson Way, Englewood, Colorado 80112.

  11. The surviving corporation hereby reserves the right to amend, alter, change or repeal any provisions contained in any of the articles of this Agreement or as the same may hereafter be amended, in the manner now or hereafter provided by the laws of the State of Delaware and all rights of the stockholders of the surviving corporation are granted subject to this reservation.

  IN WITNESS WHEREOF, the undersigned have signed this Agreement this       day
of                 , 19  .
                                          LASER TECHNOLOGY, INC.
                                           a Delaware corporation

                                          By:
                                            -----------------------------------
                                                        President

                                          LASER TECHNOLOGY, INC.
                                           an Idaho corporation

                                          By:
                                            -----------------------------------
                                                        President

                                 ATTACHMENT B
                         CERTIFICATE OF INCORPORATION
                            OF THE DELAWARE COMPANY

                         CERTIFICATE OF INCORPORATION
                                      OF
                            LASER TECHNOLOGY, INC.

  The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

  FIRST: The name of the corporation (the "Corporation") is:

                            LASER TECHNOLOGY, INC.

  SECOND: The address of the Corporation's current registered office in the State of Delaware is 32 Lookerman Square, Suite L-100, Dover, Delaware 19901. The registered office of the Corporation is located in Kent County. The name of the Corporation's registered agent at that address is CT Corporation.

  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

  FOURTH: (a) Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is 27,000,000, divided into the following classes:

    (i)   25,000,000 shares of Common Stock, par value $.01 per share; and

    (ii)  2,000,000 shares of preferred stock, par value $.01 per share.

  (b) Common Stock.

    (i) Each holder of Common Stock shall be entitled to one vote for each share of such stock held, on all matters presented to stockholders.

  (c) Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide from time to time for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the characteristics of each series, including the following:

    (i) the number of shares of that series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

    (ii) the voting powers, full or limited, if any, of the shares of that series and the number of votes per share;

    (iii) the rights in respect of dividends on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

    (iv) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series shall be entitled to receive upon any liquidation, dissolution or winding up of the Corporation;

    (v) the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

    (vi) the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series;

    (vii) the terms, if any, upon which the shares of that series shall be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether or not issued by the Corporation;

    (viii) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of that series are outstanding; and

    (ix) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with law, this Article Fourth or any resolution of the Board of Directors pursuant to this Article Fourth.

  FIFTH: (a) General. The business and affairs of the Corporation shall be managed by a Board of Directors. The number of directors shall be fixed by, or in the manner provided in the by-laws. The directors shall be elected by a majority of votes of all shares entitled to vote on the election of directors.

  (b) Term of Office; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. The directors shall have the exclusive power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors. Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors, however caused, shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall, without regard to the class in which the vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified.

  (c) Removal. Any or all of the directors of the Corporation may be removed for cause by the stockholders by the affirmative vote of the holders of at least 80 percent of the votes of the outstanding shares of stock generally entitled to vote in the election of directors ("Voting Stock"), voting together as a single class, at a meeting of stockholders for which proper notice of the proposed removal has been given. Directors may not be removed without cause.

  (d) Notice of Nominations. Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the Bylaws.

  SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as now existing or hereafter amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of his fiduciary duty as a director. No amendment or repeal of this Article Sixth shall adversely affect any right or protection of a director of the Corporation existing under this Article Sixth immediately before the amendment or repeal.

  SEVENTH: Each person who is or was a director or officer of the Corporation, and each such person who is or was serving at the request of the Corporation as a director or officer of another corporation, or in a similar capacity of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the Corporation, in accordance with the procedures specified in the Bylaws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification and advancement of expenses greater or different than that provided in this Article Seventh. No amendment or repeal of this Article Seventh shall adversely affect any right or protection existing under or pursuant to this Article Seventh immediately before the amendment or repeal.

  EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of the stockholders and may not be taken by consent in writing or otherwise.

  NINTH: Except as otherwise required by law or provided in the bylaws of the Corporation, and subject to the rights of the holders of any class or series of shares issued by the Corporation having a preference over the Common Stock as to dividends or upon liquidation to elect directors in certain circumstances, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

  TENTH: The Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation by vote of not less than a majority of the directors then in office. The holders of shares of capital stock of the Corporation entitled at the time to vote for the election of directors shall, to the extent such power is at the time conferred on them by applicable law, also have the power to adopt, alter, amend or repeal the Bylaws of the Corporation, but only if such action receives at least 80 percent of the votes of the outstanding Voting Stock, voting together as a single class.

  ELEVENTH: Election of directors need not be by written ballot.

  TWELFTH: Notwithstanding anything to the contrary in this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the votes of the outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with any of Articles Fifth, Eighth, Ninth, Tenth, Eleventh and Twelfth of this Certificate of Incorporation or to provide for any cumulative voting by stockholders.

  THIRTEENTH: The name and the mailing address of the incorporator are as follows:

      NAME            MAILING ADDRESS
      ----        ------------------------
      Nick Nimmo  Holme Roberts & Owen LLP
                  1700 Lincoln, Suite 4100
                  Denver, CO 80203

  Signed on         , 1997.

---------------------------------------
Nick Nimmo, Incorporator

                                 ATTACHMENT C

                               DISSENTERS RIGHTS

30-1-80. Right of shareholders to dissent and obtain payment for shares.- (a) Any shareholder of a corporation shall have the right to dissent from, and to obtain payment for his shares in the event of any of the following corporate actions:

  (a) (1) Any plan of merger or consolidation to which the corporation is a party, except as provided in subsection (c) of this section;

      (2) Any sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within (1) year after the date of sale;

      (3) Any plan of exchange to which the corporation is a party, as the corporation the shares of which are to be acquired;

      (4) Any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

    (i)   Alters or abolishes a preferential right of such shares;

    (ii) Creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares:

    (iii) Alters or abolishes a preemptive right of the holder of such shares to acquire shares or other securities;

    (iv) Excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares of other securities with similar voting rights; or

      (5) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws, or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

  (b) (1) A record holder of shares may assert dissenters' rights as to less than all the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one (1) person, and discloses the name and address of the persons on whose behalf the dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (2) A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and section 30-1-81, Idaho Code, if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

  (c) The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

  (d) A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

30-1-81. Procedures for protection of dissenters' rights.

  (a) As used in this section:

    (1) "Dissenter" means a shareholder or beneficial owner who is entitled to and does assert dissenters' rights under section 30-1-80, Idaho Code, and who has performed every act required up to the time involved for the assertation of such rights.

    (2) "Corporation" means the issuer of the shares held by the dissenter before the corporate action or the successor by merger or consolidation of that issuer.

    (3) "Fair value" of shares means their value immediately before the effectuation of the corporate action to which the dissenter objects, excluding any application or depreciation in anticipation of such corporate action unless such exclusion would be inequitable.

    (4) "Interest" means interest from the effective date of the corporate action until the date of payment at the average rate currently paid by the corporation on its principal bank loans, or, if none, at such rate as is fair and equitable under all the circumstances.

  (b) If a proposed corporate action which would give rise to dissenters' rights under subsection (a) of section 30-1-80, Idaho Code, is submitted to a vote at a meeting of shareholders, the notice of meeting shall notify all shareholders that they have or may have a right to dissent and obtain payment for their shares by complying with the terms of this section, and shall be accompanied by a copy of sections 30-1-80 and 30-1-81, Idaho Code.

  (c) If the proposed corporate action is submitted to a vote at a meeting of shareholders, any shareholder who wishes to dissent and obtain payment for his shares shall refrain from voting his shares in approval of such action. A shareholder who votes in favor of such action shall acquire no right to payment for his shares under this section or section 30-1-80, Idaho Code.

  (d) If the proposed corporate action is approved by the required vote at a meeting of shareholders, the corporation shall mail a further notice to all shareholders who refrained from voting in favor of the adoption of the plan of corporate action. The notice shall:

    (1) State where and when a demand for payment must be sent and certificates of certificated shares must be deposited in order to obtain payment;

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment was received;

    (3) Supply a form for demanding payment which includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares; and

    (4) Be accompanied by a copy of sections 30-1-80 and 30-1- 81, Idaho Code. The time set of the demand and deposit shall be not less than thirty
  (30) days from the mailing of the notice.

  (e) A shareholder who fails to demand payment or fails (in the case of certificated shares) to deposit certificates, as required by a notice pursuant to subsection (d) of this section shall have no right under this section or section 30-1-80, Idaho Code, to receive payment for his shares. If the shares are not represented by certificates, the corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporation action, or the release of restrictions under the terms of the subsection (f) of this section. The dissenter shall retain all other rights of a shareholder until these rights are modified by effectuation of the proposed corporate action.

  (f) (1) Within sixty (60) days after the date set for demanding payment and depositing certificates, if the corporation has not effectuated the proposed corporate action and remitted payment for shares pursuant to paragraph (3) of this subsection, it shall return any certificates that have been deposited, and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

      (2) When uncertificated shares have been released from transfer restrictions, and deposited certificates have been returned, the corporation may at any time send a new notice conforming to the requirements of subsection (d) of this section, with like effect.

      (3) Immediately upon effectuation of the proposed corporate action, or upon receipt of demand for payment if the corporate action has already been effectuated, the corporation shall remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates, the amount which the corporation estimates to be the fair value of the shares, with interest if any has accrued. The remittance shall be accompanied by:

          (i) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than sixteen (16) months before the date of remittance, together with the latest available interim financial statements;

         (ii) A statement of the corporation's estimate of fair value of the shares; and

        (iii) A notice of the dissenter's right to demand supplemental payment.

  (g) (1) If the corporation fails to remit as required by subsection (f) hereof, or if the dissenter believes that the amount remitted is less than the fair value of his shares, or that the interest is not correctly determined, he may send the corporation his own estimate of the value of the shares or of the interest and demand payment of the deficiency.

      (2) If the dissenter does not file such an estimate within thirty (30) days after the corporation's mailing of its remittance, he shall be entitled to no more than the amount remitted.

  (h) (1) Within sixty (60) days after receiving a demand for payment pursuant to subsection (g) hereof, if any such demands for payment remain unsettled, the corporation shall file in an appropriate court a petition requesting that the fair value of the shares and interest thereon be determined by the court.

      (2) An appropriate court shall be the district court in the county of this state where the registered office of the corporation is located. If, in the case of a merger or consolidation or exchange of shares, the corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the foreign corporation was last located. If there is no known registered office, the petition may be filed in Ada County, Idaho.

      (3) All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the petition shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him by registered or certified mail or by publication as provided by law.

      (4) The jurisdiction of the court shall be plenary and exclusive. the court may appoint one (1) or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or in any amendment thereof. The dissenters shall be entitled to discovery in the same manner as parties in other civil suits.

      (5) All dissenters who are made parties shall be entitled to judgment for the amount by which the fair of their shares is found to exceed the amount previously remitted, with interest.

      (6) If the corporation fails to file a petition as provided in paragraph
(1) of this subsection (h), each dissenter who made a demand and who has not already settled his claim against the corporation shall be paid by the corporation the amount demanded by him, with interest, and may sue therefor in an appropriate court.

  (i) (1) The cost and expenses of any proceeding under subsection (h) of this section, including the reasonable compensation and expenses of appraisers appointed by the court, shall be determined by the court and assessed against the corporation, except that any part of the costs and expenses may be apportioned and assessed as the court may deem equitable against all or some of the dissenters who are parties and whose action in demanding supplemental payment the court finds to be arbitrary, vexatious, or not in good faith.

      (2) Fees and expenses of counsel and of experts for the respective parties may be assessed as the court may deem equitable against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this section, and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section and section 30-1-80, Idaho Code.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

 (j) (1) Notwithstanding the foregoing provisions of this section, the corporation may elect to withhold the remittance required by subsection(f) of this section from any dissenter with respect to shares of which the dissenter (or the person on whose behalf the dissenter acts) was not the beneficial owner on the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action. With respect to such shares, the corporation shall, upon effectuating the corporate action, state to each dissenter its estimate of the fair value of the shares, state the rate of interest to be used (explaining the basis thereof), and offer to pay the resulting amounts on receiving the dissenter's agreement to accept them in full satisfaction.

      (2) If the dissenter believes that the amount offered is less than the fair value of the shares and interest determined according to this section, he may within thirty (30) days after the date of mailing of the corporation's offer, mail the corporation his own estimate of fair value and interest, and demand their payment. If the dissenter fails to do so, he shall be entitled to no more than the corporation's offer.

      (3) If the dissenter makes a demand as provided in paragraph (2) of this subsection (j), the provisions of subsections (h) and (i) of this section shall apply to further proceedings on the dissenter's demand.

                             LASER TECHNOLOGY, INC.
                                     PROXY
                       ANNUAL MEETING, FEBRUARY 18, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned hereby appoints Jeremy G. Dunne and David Williams, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of
Laser Technology, Inc. held on record by the undersigned on January 20, 1997, at the Annual Meeting of Stockholders to be held on February 18, 1997, and any adjournments thereof.
   The undersigned hereby directs this Proxy to be voted:
1. Election of directors:
   [_] FOR the election as directors    or     [_] WITHHOLD AUTHORITY to vote
       of all nominees listed below                for all nominees listed below
       (except as marked to the
       contrary below)

         DAVID WILLIAMS         JEREMY G. DUNNE        F. JAMES LYNCH
         WILLIAM R. CARR        DAN N. GROTHE          RICHARD B. SAYFORD
         H. DEWORTH WILLIAMS

   (INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual's name)
2. Proposal to approve the merger of the Company into Laser Technology, Inc., a Delaware corporation.
         [_] FOR                [_] AGAINST            [_] ABSTAIN
3. Proposal to approve the appointment of BDO Seidman, LLP as independent
   auditors for the Company for the fiscal year ending   September 30, 1997.
         [_] FOR                [_] AGAINST            [_] ABSTAIN
4. In their discretion, the named proxies may vote on such other business as
   may properly come before the Annual Meeting, or any   adjournments or
   postponements thereof.




THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

   SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.


                                        Date:
                                              ---------------------------------


                                        ---------------------------------------
                                                 Signature of stockholder


                                        ---------------------------------------
                                                 Signature if held jointly

                                        NOTE: PLEASE MARK, DATE, SIGN AND
                                        RETURN THIS PROXY PROMPTLY USING
                                        THE ENCLOSED ENVELOPE. WHEN SHARES
                                        ARE HELD BY JOINT TENANTS, BOTH
                                        SHOULD SIGN. IF SIGNING AS ATTORNEY,
                                        EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                        GUARDIAN, PLEASE GIVE FULL TITLE. IF
                                        A CORPORATION OR PARTNERSHIP, PLEASE
                                        SIGN IN CORPORATE OR PARTNERSHIP NAME
                                        BY AN AUTHORIZED PERSON.